  EXHIBIT 99.1

Edible Garden Reports 181.3% Year-over-Year Gross Profit Increase for 2024

Core Herb Business Grows 16% as Gross Margins Nearly Triple in 2024, Driven by Strong Operational Execution and Vertical Integration

Continues to Pursue Strategic Narayan Acquisition

Conference Call to Be Held Today at 8:00 am ET.

BELVIDERE, NJ, March 31, 2025 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic and sustainable produce and products, today provided a business update and reported financial results for the three month and full year periods ended December 31, 2024.

“We are pleased to report a 181.3% increase in gross profit for 2024 along with a significant expansion in gross margin—from 5.9% in 2023 to 16.7%—driven by strong performance in our core herb business and the successful execution of our strategic initiatives,” said Jim Kras, Chief Executive Officer of Edible Garden. “In May 2024, we made the strategic decision to refocus our operations around our core herb business, exiting lower-margin and less profitable categories including lettuce and floral. This shift enabled us to concentrate on higher-margin, more profitable opportunities. We began to see the positive effects of this decision in the second half of 2024, as reflected in our improved gross profit, expanded margins, and strong growth in our herb portfolio—momentum we expect to continue building in 2025 as our vertically integrated operations and focused strategy drive further growth and continued improvement toward profitability.”

“Although total revenue remained relatively flat, this reflects the Company’s intentional exit from lower-margin product lines as part of its strategic realignment. Setting aside the lower-margin product lines, our core herb product revenue alone grew $1.7 million, or 16.3% year-over-year. This strategic realignment has not only improved profitability but also increased operational efficiency and lowered our cost of goods by leveraging our own facilities and expanding buying power. With this transition largely complete, we believe Edible Garden is now well positioned to accelerate top-line growth in the year ahead and focus on long-term profitability.”

“In addition, we strengthened our balance sheet in 2024 through a combination of disciplined cost management, a successful capital raise, and the execution of our operational realignment. These efforts led to a significant improvement in our working capital position, providing us with greater liquidity and enhancing our overall financial flexibility. This stronger financial foundation should enable us to operate more efficiently, respond more quickly to market opportunities, and reinvest with confidence in high-growth areas of our business. We expect it will also allow us to leverage our capital more effectively - expanding our buying power, lowering our cost of goods, and positioning the Company for accelerated growth in 2025 and beyond.”

“These strong results also underscore the broader impact of our operational improvements, including automation, data-driven decision-making, and targeted investments in patented agricultural technology. As we expand our retail partnerships and refine our processes, we expect continued improvements in margins and long-term profitability. We remain committed to creating lasting value for our customers and shareholders.”

Edible Garden is advancing its strategic growth plans, highlighted by the proposed acquisition of Narayan Group, a European producer of organic coconut and superfood products. The acquisition, if completed, would be a transformative step, expanding Edible Garden’s global presence and diversifying its product offerings. In addition, Narayan’s vertically integrated supply chain would give Edible Garden greater control over sourcing, production, and distribution—boosting operational efficiency, reducing costs, and increasing transparency. If completed, the transaction is expected to open new opportunities for clean label, plant based ingredients in both North America and Europe, scaling the Edible Garden platform.

Edible Garden continues to expand its retail footprint across the United States, reinforcing its presence in key consumer markets. By broadening distribution of its USDA Organic herb line, the Company is making its sustainably grown, high-quality products more accessible to consumers. This growth supports Edible Garden’s strategy to meet rising demand for organic, locally sourced produce while underscoring its commitment to sustainability and innovation in controlled environment agriculture.

Innovation remains central to Edible Garden’s growth strategy. The Company recently introduced Squeezables, a shelf-stable line of stir-in paste herbs that extends shelf life without compromising flavor—offering a convenient better-for-you alternative for both consumers and retailers. In addition to launching Squeezables, a shelf-stable line of stir-in paste herbs that preserves fresh flavor while extending shelf life—offering a convenient, better-for-you solution for both consumers and retailers. Squeezables adds to Edible Garden’s growing presence in the fresh condiments category, which also includes Pulp, a line of fermented gourmet sauces and chili products now available at major national retailers, and Pickle Party, the world’s first functional pickle developed with Hermann Pickle Company. Together, these offerings reflect the Company’s focus on clean-label ingredients, bold flavors, and sustainable sourcing.  Edible Garden also expanded into the active lifestyle space with Kick. Sports Nutrition, a clean-label line of protein powders, hydration mixes, and pre/post-workout formulas. Launching exclusively on Amazon through a strategic partnership with e-commerce specialist Pirawna, Kick. takes advantage of the platform’s global reach to increase brand visibility and foster consumer engagement. A traditional retail rollout is planned to coincide with the upcoming "beach season".

Edible Garden’s focus on innovation and sustainability earned the Company a Top 50 ranking in the 2024 FoodTech 500, recognizing global leaders at the intersection of food, technology, and environmental responsibility. This distinction underscores Edible Garden’s leadership and its commitment to building a more sustainable food system. Notably, the Company introduced curbside recyclable pots as part of its broader sustainable packaging initiative, contributing to the elimination of 11,803 metric tons of CO₂ emissions in 2024 through Walmart’s Project Gigaton.

“Our focus on innovation and sustainability is delivering meaningful results across product development, operations, and industry recognition. From launching shelf-stable offerings like Squeezables to expanding into high-growth categories with Kick. Sports Nutrition, we are meeting evolving consumer needs while advancing our environmental goals. Being named to the FoodTech 500 validates the progress we have made and reinforces our vision for long-term growth, stronger retail partnerships, and continued leadership in sustainable food innovation,” concluded Mr. Kras.

Financial results for the three months ended December 31, 2024

For the fourth quarter ended December 31, 2024, revenue totaled $3.9 million, a slight decrease compared to $4.1 million for the three months ended December 31, 2023. The decrease was mainly driven by our strategic exit from the lettuce and floral categories.

Cost of goods sold was $3.8 million for the three months ended December 31, 2024, flat from the year ago comparable quarter.

Selling, general and administrative expenses were $2.8 million for the three months ended December 31, 2024, slightly higher than $2.6 million for the same period in 2023. The slight increase was primarily driven by costs associated with our warrant inducement transaction in December.

Net loss was $3.1 million for the three months ended December 31, 2024, compared to a net loss of $3.0 million for the three months ended December 31, 2023. Net loss for the three months ended December 31, 2023, also included a one-time, non-cash impairment expense of $0.7 million related to legacy assets acquired from our predecessor company.

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Financial results for the year ended December 31, 2024

For the year ended December 31, 2024, revenue totaled $13.9 million, reflecting a 1.4% decrease compared to $14.0 million for the year ended December 31, 2023. The decrease was primarily due to a strategic shift away from lettuce and floral product lines, which accounted for a $1.7 million decline in revenue. Additionally, sales in the vitamin business declined by $0.3 million year over year. However, these declines were partially offset by a $1.8 million increase in sales from the core herb business, which saw continued growth of 16.3% year-over-year.

Cost of goods sold decreased by $1.7 million, or 12.7%, to $11.6 million for the year ended December 31, 2024, compared to $13.2 million in the prior year. The reduction in costs was driven by decreased reliance on third-party growers, as Edible Garden Heartland became fully operational in 2024, enabling the Company to internalize the production of its herb portfolio. The transition away from low-margin floral and lettuce products resulted in cost savings of $4.1 million, partially offset by an increase of $2.4 million in costs related to integrating these activities into the Company’s owned facilities.

Gross profit increased 181.3%, or $1.5 million, to $2.3 million for the year ended December 31, 2024, compared with $0.8 million in 2023. Gross margin improved significantly from 5.9% of sales in 2023 to 16.7% of sales in 2024, reflecting the Company's efforts to streamline operations and focus on higher-margin products.

Selling, general, and administrative expenses increased by $1.6 million, or 15.8%, to $11.6 million in 2024, compared to $10.0 million in 2023. The increase was primarily driven by higher legal, audit, and accounting fees related to capital market activities of $0.9 million and severance costs of $0.7 million following the departure of the Chief Financial Officer.

Other expenses increased $1.5 million to a loss of $1.8 million in 2024, compared to $0.3 million in 2023. The increase was primarily due to higher interest expense and a higher loss from extinguishment of debt related to the Cedar agreements executed in 2024.

Net loss for the year ended December 31, 2024, was $11.1 million, compared with $10.2 million in 2023. This increase in net loss was primarily due to the rise in SG&A expenses and interest costs, partially offset by improved gross profit. Net loss for the twelve months ended December 31, 2023, also included a one-time, non-cash impairment expense of $0.7 million related to legacy assets acquired from our predecessor company.

The complete financial results for the year ended December 31, 2024, are available in the Company’s Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission and available at: www.sec.gov.

Conference Call

Edible Garden will host a conference call today at 8:00 A.M. Eastern Time to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2024, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 270267. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2914/52208 or on the investor relations section of the company’s website, https://ediblegardenag.com/presentations/.

A webcast replay will be available on the investor relations section of the Company’s website at https://ediblegardenag.com/presentations/ through March 31, 2026. A telephone replay of the call will be available approximately one hour following the call, through April 14, 2025, and can be accessed by dialing +1 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 52208.

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ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products backed by Zero-Waste Inspired® next generation farming. Offered at over 5,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb 2.0 patented (US Nos.: US 11,158,006 B1, US 11,410,249 B2 and US 11,830, 088 B2) software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Its proprietary patented (U.S. Patent No. D1,010,365) Self-watering display is designed to increase plant shelf life and provide an enhanced in-store plant display experience. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company’s Kick. Sports Nutrition line features premium performance products that cater to today’s health-conscious athletes. Furthermore, Edible Garden offers a line of sustainable food flavoring products such as Pulp gourmet sauces and chili-based products. For more information on Pulp products go to https://www.pulpflavors.com/. For more information on Vitamin Whey® products go to https://vitaminwhey.com/. For more information on Edible Garden go to https://ediblegardenag.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s ability to improve its financial results, the Company’s growth strategies, the Company’s ability to expand into new product lines, and its performance as a public company. The words “anticipate,” “believe,” “design,” “expect,”  “potential,” “proposed,” “seek,” “should,” “vision,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to improve its financial performance and achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023 and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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EDIBLE GARDEN AG INCORPORATED
CONSOLIDATED BALANCE SHEETS

(in thousands, except shares)

	December 31,	December 31,
	2024	2023

ASSETS

Current assets:
Cash	$3,530	$510
Accounts receivable, net	1,968	1,249
Inventory, net	1,544	678
Prepaid expenses and other current assets	335	210

Total current assets	7,377	2,647

Property, equipment and leasehold improvements, net	3,145	3,893
Operating lease right-of-use assets	1,202	35
Finance lease right-of-use assets	114	-
Intangible assets, net	43	47
Other assets	34	34

TOTAL ASSETS	$11,915	$6,656

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$4,018	$2,483
Current maturities of operating lease liabilities	212	34
Current maturities of finance lease liabilities	41	-
Short-term debt, net of discounts	1,939	387

Total current liabilities	6,210	2,904

Long-term liabilities:
Long-term debt, net of discounts	544	4,040
Long-term operating lease liabilities	992	-
Long-term finance lease liabilities	75	-
Long-term liabilities of discontinued operations	-

Total long-term liabilities	1,611	4,040

Total liabilities	7,821	6,944

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS EQUITY (DEFICIT):
Common stock ($0.0001 par value, 100,000,000 shares authorized, 1,065,402 and 11,411 shares outstanding as of December 31, 2024 and December 31, 2023, respectively (1))	4	1
Series A Convertible Preferred stock ($0.0001 par value, 10,000,000 shares authorized; nil shares outstanding as of December 31, 2024 and December 31, 2023)	-	-
Additional paid-in capital	44,942	29,971
Obligation to issue shares	459	-
Accumulated deficit	(41,311)	(30,260)

Total stockholders equity (deficit)	4,094	(288)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)	$11,915	$6,656

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EDIBLE GARDEN AG INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share information)

	Three Months Ended December 31		Year Ended December 31
	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	2024	2023

Revenue	$3,872	$4,084	$13,857	$14,049
Cost of goods sold	3,849	3,802	11,545	13,227

Gross profit	23	282	2,312	822

Selling, general and administrative expenses	2,764	2,551	11,587	10,009
Impairment loss	-	686	-	686
Loss from operations	(2,741)	(2,955)	(9,275)	(9,873)

Other income (expenses)
Interest expense, net	(275)	(56)	(1,219)	(390)
Gain (Loss) from extinguishment of debt	(64)	-	(562)	70
Other income / (loss)	1	4	5	5
Total other income (expenses)	(338)	(52)	(1,776)	(315)

NET LOSS	$(3,079)	$(3,007)	$(11,051)	$(10,188)
Deemed dividend on warrants	(3,873)	-	(3,873)	-
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,952)	$(3,007)	$(14,924)	$(10,188)

Net Income / (Loss) per common share - basic and diluted(1)	$(10.34)	$(263.52)	$(68.38)	$(1,541.79)

Weighted-Average Number of Common Shares Outstanding Basic and Diluted(1)	672,474	11,411	218,266	6,608
(1) Adjusted to reflect prior stock splits.

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